Exhibit 1

               Consent of Morgan Grenfell Asset Management Limited


                  The undersigned agrees that the Schedule 13G/A executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG and Morgan Grenfell Asset Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  January 29, 1999



                                  MORGAN GRENFELL ASSET MANAGEMENT LIMITED



                                  By: /s/ William Slattery
                                     ----------------------------
                                     Name:   William Slattery
                                     Title:  Head of Business Risk